Exhibit 4.10

RENT-A-CENTER, INC.,

as Issuer,

the GUARANTORS named herein,
as Guarantors,

and

THE BANK OF NEW YORK,

as Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of June 30, 2005

to

INDENTURE

Dated as of May 6, 2003

by and among

RENT-A-CENTER, INC., as Issuer,

the GUARANTORS named therein, as Guarantors,

and

THE BANK OF NEW YORK, as Trustee

$300,000,000
Series B
7 1/2% Senior Subordinated Notes due 2010

     This FIFTH SUPPLEMENTAL INDENTURE, dated as of June 30, 2005, is entered into by and among Rent-A-Center, Inc., a Delaware corporation (the “Company”), Rent-A-Center East, Inc., a Delaware corporation (“RAC East”), ColorTyme, Inc., a Texas corporation (“ColorTyme”), Rent-A-Center West, Inc., a Delaware corporation (“RAC West”), Get It Now, LLC, a Delaware limited liability company (“Get It Now”), Rent-A-Center Texas, L.P., a Texas limited partnership (“RAC Texas, LP”), Rent-A-Center Texas, L.L.C., a Nevada limited liability company (“RAC Texas, LLC”), Rent-A-Center International, Inc., a Delaware corporation (“RAC International”), Rent-A-Center Addison, L.L.C., a Delaware limited liability company (“RAC Addison”), RAC National Product Service, LLC, a Delaware limited liability company (“RAC National”), RAC RR, Inc., a Delaware corporation (“RAC RR”), Rainbow Rentals, Inc., an Ohio corporation and successor in interest to Eagle Acquisition Sub, Inc., an Ohio corporation (“Rainbow”), RAC West Acquisition Sub, Inc., a Delaware corporation (“RAC West Acquisition Sub”), AAA Rent to Own, Inc., an Idaho corporation (“AAA Rent to Own”), AAA Rent to Own — Pasco, Inc., a Washington corporation (“AAA Pasco”), AAA Rent to Own — Boise, Inc., an Idaho corporation (“AAA Boise”), AAA Rent to Own, Elko, Inc., a Nevada corporation (“AAA Elko”), AAA Rent to Own, Reno, Inc., a Nevada corporation (“AAA Reno”), Rentals, Inc., a Montana corporation (“Rentals”), AAA Rent to Own — Oregon , Inc., an Oregon corporation (“AAA Oregon”), AAA Rent to Own — Utah, Inc., a Utah corporation (“AAA Utah,” and together with AAA Rent to Own, AAA Pasco, AAA Boise, AAA Elko, AAA Reno, Rentals and AAA Oregon, the “GCH Entities”), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 6, 2003, as supplemented by the First Supplemental Indenture, dated December 4, 2003, the Second Supplemental Indenture, dated April 26, 2004, the Third Supplemental Indenture, dated May 7, 2004, and the Fourth Supplemental Indenture, dated as of May 14, 2004, by and among the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, and the Trustee (collectively, the “Indenture”), providing for the issuance of its 7 1/2% Series B Senior Subordinated Notes due 2010 (the “Notes”); and

     WHEREAS, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, and Rainbow are currently Guarantors under the Indenture; and

     WHEREAS, RAC West has formed RAC West Acquisition Sub as an indirect wholly-owned subsidiary of the Company; and

     WHEREAS, RAC West Acquisition Sub has formed RAC West Acquisition Sub Idaho, Inc., a Delaware corporation, as a direct wholly-owned subsidiary of RAC West Acquisition Sub (“RAC Idaho”), RAC West Acquisition Sub Pasco, Inc., a Delaware corporation, as a direct wholly-owned subsidiary of RAC West Acquisition Sub (“RAC Pasco”), RAC West Acquisition Sub Boise, Inc., a Delaware corporation, as a direct wholly-owned subsidiary of RAC West Acquisition Sub (“RAC Boise”), RAC West Acquisition Sub Elko, Inc., a Delaware corporation, as a direct wholly-owned subsidiary of RAC West Acquisition Sub (“RAC Elko”), RAC West Acquisition Sub Reno, Inc., a Delaware corporation, as a direct wholly-owned subsidiary of RAC West Acquisition Sub (“RAC Reno”), RAC West Acquisition Sub Montana, Inc., a Delaware corporation, as a direct wholly-owned subsidiary of RAC West Acquisition Sub

(“RAC Montana”), RAC West Acquisition Sub Oregon, Inc., a Delaware corporation, as a direct wholly-owned subsidiary of RAC West Acquisition Sub (“RAC Oregon”), and RAC West Acquisition Sub Utah, Inc., a Delaware corporation, as a direct wholly-owned subsidiary of RAC West Acquisition Sub (“RAC Utah”) (collectively, the “RAC West Acquisition Entities”); and

     WHEREAS, the Company, RAC West Acquisition Sub, the respective RAC West Acquisition Entity described below, GCH Management, Inc., a Nevada corporation (“GCH”), and each of the shareholders of the respective GCH Entities are parties to those certain Agreements and Plans of Merger, dated as of June 30, 2005, whereby (i) RAC Idaho will merge with and into AAA Rent to Own, with AAA Rent to Own continuing as the surviving entity; (ii) RAC Pasco will merge with and into AAA Pasco, with AAA Pasco continuing as the surviving entity; (iii) RAC Boise will merge with and into AAA Boise, with AAA Boise continuing as the surviving entity; (iv) RAC Elko will merge with and into AAA Elko, with AAA Elko continuing as the surviving entity; (v) RAC Reno will merge with and into AAA Reno, with AAA Reno continuing as the surviving entity; (vi) RAC Montana will merge with and into Rentals, with Rentals continuing as the surviving entity; (vii) RAC Oregon will merge with and into AAA Oregon, with AAA Oregon continuing as the surviving corporation; and (viii) RAC Utah will merge with and into AAA Utah, with AAA Utah continuing as the surviving entity (collectively, the “GCH Mergers”); and

     WHEREAS, the Company has designated (i) RAC West Acquisition Sub as a Restricted Subsidiary under the Indenture to be effective immediately upon the consummation of the first GCH Merger and (ii) each of the GCH Entities, as the surviving entities in the GCH Mergers, as Restricted Subsidiaries under the Indenture to be effective immediately upon the consummation of the respective GCH Merger with respect to such GCH Entity; and

     WHEREAS, pursuant to Section 1009 of the Indenture, the GCH Mergers are permitted under the Indenture; and

     WHEREAS, pursuant to Section 1020 of the Indenture, the addition of RAC West Acquisition Sub and each of the GCH Entities as Guarantors is required under the Indenture; and

     WHEREAS, RAC West Acquisition Sub and each of the GCH Entities have agreed to become Guarantors by guaranteeing the obligations of the Company under the Indenture in accordance with the terms thereof; and

     WHEREAS, RAC West Acquisition Sub and each of the GCH Entities have been duly authorized to enter into, execute, and deliver this Fifth Supplemental Indenture.

     NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, RAC West Acquisition Sub, AAA Rent to Own, AAA Pasco, AAA Boise, AAA Elko, AAA Reno, Rentals, AAA Oregon, and AAA Utah, and the Trustee agree as follows:

SECTION 1. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.

SECTION 2. The Trustee hereby consents to the addition of RAC West Acquisition Sub and each of the GCH Entities as additional Guarantors under the Indenture. As of the date hereof (the “Effective Time”), RAC West Acquisition Sub and each of the GCH Entities shall become, and each of RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, and Rainbow shall continue to be, a “Guarantor” under and as defined in the Indenture, and at the Effective Time, RAC West Acquisition Sub and each of the GCH Entities shall assume all the obligations of a Guarantor under the Notes and the Indenture as described in the Indenture. RAC West Acquisition Sub and each of the GCH Entities hereby unconditionally guarantee the full and prompt payment of the principal of premium, if any, and interest on the Notes and all other obligations of the Issuer and the Guarantors under the Indenture in accordance with the terms of the Notes and the Indenture.

SECTION 3. Except as expressly supplemented by this Fifth Supplemental Indenture, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants, and agreements of the Indenture and Notes issued thereunder shall remain in full force and effect.

SECTION 4. This Fifth Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 5. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 6. Any and all notices, requests, certificates, and other instruments executed and delivered after the execution and delivery of this Fifth Supplemental Indenture may refer to the Indenture without making specific reference to this Fifth Supplemental Indenture, but nevertheless all such references shall include this Fifth Supplemental Indenture unless the context otherwise requires.

SECTION 7. This Fifth Supplemental Indenture shall be deemed to have become effective upon the date first above written.

SECTION 8. In the event of a conflict between the terms of this Fifth Supplemental Indenture and the Indenture, this Fifth Supplemental Indenture shall control.

SECTION 9. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, RAC West Acquisition Sub, AAA Rent to Own, AAA Pasco, AAA Boise, AAA Elko, AAA Reno, Rentals, AAA Oregon, and AAA Utah.

     IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

THE BANK OF NEW YORK, as Trustee
By:	/s/ John C. Stohlmann
Name: John C. Stohlmann
Title: Vice President

RENT-A-CENTER, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
President and Chief Operating Officer

RENT-A-CENTER EAST, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

COLORTYME, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-A-CENTER WEST, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

GET IT NOW, LLC
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-A-CENTER TEXAS, L.P.
By:	Rent-A-Center East, Inc., its general partner

	By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-A-CENTER TEXAS, L.L.C.
By:	/s/Robert Reckinger
Robert Reckinger
President and Secretary

RENT-A-CENTER INTERNATIONAL, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-A-CENTER ADDISON, L.L.C.
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAC NATIONAL PRODUCT SERVICE, LLC
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAC RR, INC.
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAINBOW RENTALS, INC.
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAC WEST ACQUISITION SUB, INC.
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President

AAA RENT TO OWN, INC.
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President

AAA RENT TO OWN — PASCO, INC.
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President

AAA RENT TO OWN — BOISE, INC.
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President

AAA RENT TO OWN, ELKO, INC.
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President

AAA RENT TO OWN, RENO, INC.
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENTALS, INC.
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President

AAA RENT TO OWN — OREGON, INC.
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President

AAA RENT TO OWN — UTAH, INC.
By:	/s/Mitchell E. Fadel
Mitchell E. Fadel
Vice President